UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 22, 2011

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
          On February 22, 2011, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Concho Resources Inc. (the “Company”) took certain actions with respect to the compensation of its executive officers, including approving bonuses for 2010 performance and making restricted stock grants to executive officers under the Company’s 2006 Stock Incentive Plan. The restricted stock awards vest in four equal annual installments beginning on February 22, 2012. Information for the awards made to the Company’s executive officers is set forth in the table below.

Officer	Title	Restricted Stock Awards
Timothy A. Leach	Chairman, Chief Executive Officer and President	22,515
C. William Giraud	Senior Vice President, General Counsel and Corporate Secretary	4,972
Jack F. Harper	Senior Vice President and Chief of Staff	7,880
Darin G. Holderness	Senior Vice President, Chief Financial Officer and Treasurer	5,629
Matthew G. Hyde	Senior Vice President of Exploration and Land	5,910
E. Joseph Wright	Senior Vice President and Chief Operating Officer	8,865
2011 Bonus Plan for Executive Officers
     On February 22, 2011, the Compensation Committee approved the bonus plan for the Company’s executive officers for the year ending December 31, 2011 (the “2011 Bonus Plan”). The 2011 Bonus Plan is designed to reward the Company’s executive officers for achieving both short- and long-term performance and strategic goals. Performance will be judged based on successful execution of the Company’s annual business plan objectives and on stock price and other performance criteria relative to peer companies. In evaluating the executive officers’ performance, the Compensation Committee may consider certain objectives, including growth of oil and gas production and proved reserves, achievement of income and/or cash flow targets, finding and development costs, changes in net asset value per share, successful completion of acquisitions and other items they may consider to be critical to our success. The objectives are not weighted because the relative importance of these, or any other objectives, is flexible and changes over time, and because the relative responsibilities of each executive officer in the achievement of the objectives may differ. The Compensation Committee intends to take a broad view in applying the 2011 Bonus Plan and will review the Company’s performance and accomplishments of its strategic initiatives as a whole throughout the entire year.
     Pursuant to the 2011 Bonus Plan, the Compensation Committee has set the target annual cash bonus amount for 2011 to be (i) 100% of the 2011 base salary for Mr. Leach, although the award to Mr. Leach may range from 0% to 200% of 2011 base salary depending on the Compensation Committee’s evaluation; (ii) 85% of the 2011 base salary for each of Messrs. Harper and Wright, although the award to each may range from 0% to 170% of 2011 base salary depending on the Compensation Committee’s evaluation; and (iii) 75% of the 2011 base salary for each of Messrs. Giraud, Holderness and Hyde, although the award to each may range from 0% to 150% of 2011 base salary depending on the Compensation Committee’s evaluation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: February 28, 2011	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Corporate Secretary